Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-99089 on Form S-8 of First Citizens Banc Corp of our report dated March 4, 2009 on the consolidated financial statements and the effectiveness of internal control over financial reporting, which is incorporated by reference in the Annual Report on Form 10-K of First Citizens Banc Corp for the year ended December 31, 2008.
Crowe Horwath LLP
Cleveland, Ohio
March 12, 2009